UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Series D Acquisition

On December 2, 2014, PTES Acquisition Corp. (“PTES”), a wholly-owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), purchased 176 outstanding shares of Series D Convertible Preferred Stock of Titan Energy Worldwide, Inc., a Nevada corporation (“Titan” and the shares of Series D Convertible Preferred Stock that were purchased being the “Acquired Series D Shares”) from 2 investors (the “Initial Series D Holders”) in exchange for an aggregate of 72,600 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Initial Pioneer Shares”) and $580,800 in cash. The Acquired Series D Shares are convertible into 240,694,579 shares of common stock, $0.0001 par value per share, of Titan (the “Titan Common Shares”) and represent 13.9% of Titan’s voting stock.

In addition, as of December 2, 2014, PTES has entered into binding purchase agreements (collectively, the “Series D Purchase Agreements”) with certain individual holders of the outstanding shares of Series D Convertible Preferred Stock of Titan (collectively, the “Additional Series D Holders”), pursuant to which PTES agreed to purchase a total of 107.5 additional shares of Series D Convertible Preferred Stock of Titan (the “Additional Series D Shares”) from the Series D Holders in exchange for aggregate consideration of $678,500 payable to the Series D Holders in the form of cash and shares of Pioneer’s Common Stock (the “Additional Pioneer Shares” and together with the Initial Pioneer Shares, the “Pioneer Shares”) at a per share purchase price equal to $8.00. Pursuant to the terms of the Series D Purchase Agreements, each of the Additional Series D Holders have the choice to receive payment in one of the following combinations: (i) 80% payable in cash and 20% payable in Pioneer stock or (ii) 50% payable in cash and 50% payable in Pioneer stock. The Additional Series D Shares are convertible into 147,015,155 Titan Common Shares and collectively with the Acquired Series D Shares would represent approximately 22.4% of Titan’s voting stock, and 95% of Titan’s Series D Preferred Stock as a class.

The Pioneer Shares (i) offered and issued to the Initial Series D Holders in exchange for the Acquired Series D Shares and (ii) offered to the Additional Series D Holders in exchange for the Additional Series D Shares pursuant to the Series D Purchase Agreements were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and were offered and/or sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each of the Initial Series D Holders and Additional Series D Holders is an accredited investor.

Series A-1 Acquisition

Concurrently with the acquisition of the Series D Shares, PTES entered into that certain Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of December 2, 2014 (the “Series A-1 Purchase Agreement”), with Titan, pursuant to which PTES acquired 100 shares of newly issued Series A-1 Convertible Preferred Stock of Titan (the “Series A-1 Shares”), in exchange for aggregate consideration of $1,000,000. The Series A-1 Shares are convertible into 1,250,000,000 Titan Common Shares, subject to certain adjustments. In connection with the acquisition of the Series A-1 Shares, the existing sole member of the board of directors of Titan agreed to resign as a director, effective on or around December 13, 2014, and appointed Nathan J. Mazurek, the Chief Executive Officer of the Company, to serve as the new sole director of Titan, effective on or around December 13, 2014.

As a result of the transactions contemplated by the Series D Purchase Agreements and the Series A-1 Purchase Agreement (together with the Series D Purchase Agreements, the “Purchase Agreements”), the Company beneficially owns a controlling interest in Titan.

Loan and Security Agreement

On December 2, 2014, PTES entered into that certain Loan and Security Agreement (the “Loan Agreement”) with Titan and certain subsidiaries of Titan as guarantors, pursuant to which PTES made a term loan to Titan in the aggregate amount of $2,900,000 (the “Loan”). The source of funds for the Loan was from a $5,000,000 term loan facility under the Company’s existing Credit Agreement (as defined below), as amended on December 2, 2014. The obligations of Titan and its subsidiaries under the Loan Agreement are secured by a first priority security interest in all of the assets of Titan of its subsidiary guarantors, ranked senior to all existing and future classes of Titan’s debt and guaranteed by Titan’s subsidiaries. Interest on the Loan accrues at a rate equal to 10% per annum, payable on a quarterly basis through the scheduled maturity date on December 2, 2019. The Loan Agreement provides for certain standard Events of Default (as defined in the Loan Agreement).

Amendment to Credit Agreement

In connection with the transactions contemplated by the Purchase Agreements and the Loan Agreement, on December 2, 2014, the Company entered into a Fifth Amendment to the Credit Agreement by and among the Bank of Montreal, a Canadian chartered bank (“BMO”), the Company and certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”), pursuant to which the parties amended that certain Credit Agreement, dated as of June 28, 2013 (as amended from time to time, the “Credit Agreement”) to, among other things, provide a term loan facility in the amount of $5,000,000. Pursuant to the terms of the Credit Agreement, the principal amount of the term loan facility amortizes over five years and is payable in installments on the last day of each March, June, September, and December in each year, commencing with the calendar quarter ending March 31, 2015, and the remaining principal amount becomes due at maturity. Borrowings under the term loan facility bear interest, at the Company’s option, at the lender’s prime rate plus 1.25% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.50% per annum on Eurodollar loans. The Company’s obligations under the Credit Agreement are secured by all of the assets of, and are guaranteed by the Subsidiary Guarantors, and upon the closing of the transactions contemplated the Purchase Agreements, Titan and its wholly-owned subsidiaries became guarantors of the obligations under the Credit Agreement and will grant a security interest in all of their assets by becoming parties to that certain security agreement, dated June 28, 2013 by and among the Company, the Subsidiary Guarantors and BMO.

Except as described herein, the other terms and conditions of the Credit Agreement, including various financial covenants, remain unchanged. For additional information about the Credit Agreement, see Exhibit 10.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission on July 3, 2013, Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2013, Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2013, Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on March 14, 2014, and Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on March 14, 2014.

The repayment of amounts outstanding under the term loan may be accelerated upon an event of default as set forth in the Credit Agreement.

The foregoing summaries of the Series D Purchase Agreements, the Series A-1 Purchase Agreement, the Loan Agreement and the Credit Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements that are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Pioneer Shares set forth in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2014, the Company issued a press release announcing the acquisition of control of Titan by PTES. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Series D Convertible Preferred Stock Purchase Agreement
10.2	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of December 2, 2014, by and between Titan Energy Worldwide, Inc. and PTES Acquisition Corp.
10.3	Loan and Security Agreement, dated as of December 2, 2014, by and between Titan Energy Worldwide, Inc. and PTES Acquisition Corp.
10.4	Fifth Amendment to the Credit Agreement, dated as of December 2, 2014, by and among Bank of Montreal, Pioneer Power Solutions, Inc. and certain subsidiary guarantors.
99.1	Press release dated December 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: December 3, 2014	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer

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